Exhibit 10.27

2nd AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

Of

Trademark License Agreement

Date: March 29, 2021.

Parties:

(1)	Yoshitsu Co., Ltd. (“Licensor”)

(2)	Fancy Lifestyle Ltd (“Licensee”)

Operative Provisions:

Article 1 Definitions

1.1	“License” shall mean the license of Trademarks (as defined below) granted by Licensor to Licensee under Article 2 of this Agreement.

1.2	“Products” shall mean the products sold by Licensor to Licensee under Sales Agreement (as defined below).

1.3	“Sales Agreement” shall mean the Basic Sales and Purchase Agreement entered into by and between the parties hereto as of March 29, 2021.

1.4	“Territory” shall mean United Kingdom.

1.5	“Trademarks” shall mean Licensor’s trademark(s) as described in Exhibit.

Article 2 Grant of License

2.1	During the term of this Agreement and subject to the terms and conditions stated herein, Licensor grants to Licensee a revocable license and non-exclusive right to use the Trademarks in the Territory solely for the purpose of selling, promoting sales of, and performing post-sale and other support relating to, the Products, provided that any use of the Trademarks must be, in the absolute opinion of the Licensor, considered to be appropriate. This grant of License shall be treated as Licensor’s permission under Article 11.1 of Sales Agreement.

2.2	Must purchase 75% of the products in Yoshitsu Co., Ltd. or more than 75% of the products as the standard.

2.3	Provide company financial statements every quarter for both parties to know.

Article 3 　Exclusion of Trademark Right Infringement

3.1	When you become aware that a third party without legitimate authority infringes or may infringe the Trademark Right, you immediately eliminate or eliminate the infringement. You must prevent it and notify us to that effect.

Article 4 Obligation to Cooperate

4.1	First Party shall cooperate in good faith with Second Party regarding matters arising from the permission of the normal use right by Second Party.

Article 5 Notice of Usage Mode and Change of Usage Mode

5.1	When using this trademark right, you will notify us in advance of the mode of the trademark used. Notify when the usage mode is changed.

5.2	Whenever you sell a new product that should use the registered trademark of this trademark right, you will notify us to that effect.

Article 6 Transfer of Trademark Right

6.1	If we transfer this trademark right to a third party other than you, we will notify you in advance.

Article 7 Prohibition of Transfer of Normal use Right to a Third Party and Permission of use

7.1	Second Party shall not transfer the normal usage right to a third party.

7.2	Second Party shall not permit a third party to use a registered trademark for which a normal license has been granted.

Article 8 Cancellation of This Contract

8.1	If one of the parties to this Agreement fails to meet the obligations set forth in this Agreement, the other party may urge them to do so and may terminate this Agreement if they do not perform within one month after the notification.

8.2	If the party who canceled this contract in the preceding paragraph suffers damages, it does not prevent the other party from claiming damages.

Article 9 Dispute Resolution With a Third Party

9.1	If a dispute arises between you and a third party in connection with the license of this trademark right, you will immediately report it to us and cooperate with us to resolve the dispute.

Article 10 Request for Trial of Trademark Right

10.1	Second Party will not take any action that is disadvantageous to us, such as a request for a trial for cancellation of trademark right registration or a request for a trial for invalidation of trademark registration, regardless of whether the Trademark is direct or indirect.

Article 11 Consultation Clause

11.1	If there is any doubt about the operation or interpretation of this contract or matters not stipulated in this contract, First Party and Second Party shall discuss and handle it in good faith.

[Signatures in the following page]

YOSHITSU CO., LTD.

/s/ Kanayama Mei

Name: Kanayama Mei

Title: Representative Director

Fancy Lifestyle Ltd

/s/ Xiaonan Xie, Shuang Liu

Name: Xiaonan Xie, Shuang Liu

Title: Director

Exhibit

Trademarks

	Country	Trademark	Class	Registration No.	Registration Date
1	UK	REIWATAKIYA	35	UK00003441105	1/11/2019

5